Form C

Cover Page

Name of issuer:

Surf Dog Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 11/8/2018

Physical address of issuer:

400 S 4th Street Suite 500
Las Vegas NV 89101

Website of issuer:

http://www.venicebeachhospitality.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Dividing pre-money valuation ($1,000,000 by number of shares outstanding on fully diluted basis.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

5/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$505.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Surf Dog Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Klaus Moeller	Managment	Self	2018
Michael G Meader	Management	Self	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jeanene Morgan	CFO	2018
Michael G Meader	President	2018
Jeanene Morgan	Secretary	2018
Jeanene Morgan	Treasurer	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Venice Beach Hospitality Inc.	1000000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess inventory, spoilage and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.

Significant increases in the price of raw materials, transportation or labor, if not offset by declines in other input costs, or a reduction or interruption in the delivery of raw materials, supplies and finished products from our vendors could negatively impact our financial results.

We are located in Los Angeles County and Increases in the minimum wage rate for hourly employees are scheduled over the next five years. These increases, if not offset by increased prices, declines in other input costs or decreases in the number of hours scheduled may have a negative impact on our financial results.

We compete for the discretionary income of consumers and are susceptible to changes in the overall economy of the United States and other markets where our products are sold. Many of our consumers are tourists and a reduction in travel budgets could result in decreased sales of our products, resulting in a negative impact to our overall profitability.

Our fixed costs, primarily monthly lease payments on our location, are a significant expense and a reduction of our revenue could adversely impact our ability to maintain positive cash flow resulting in our inability to make timely payments to our vendors.

This offering is being made by Surf Dog Inc., a Nevada corporation. We may operate under license or as a franchisee. This offering is NOT being made by any other company or entity. As an investor, you may look only to Surf Dog Inc., for any questions pertaining to your investment.

Our industry is highly competitive and competitive conditions may adversely affect our revenues and overall profitability. Our financial results fluctuate from quarter to quarter, and sales are impacted by season..

Our failure to successfully market and advertise our products could have an adverse effect on our business, financial condition and results of operations.

Michael G Meader is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Jeanene Morgan is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company is subject to various laws and government regulations, violation of which could subject it to sanctions. In addition, changes in such laws and regulations may lead to increased costs, changes in our effective tax rate or the interruption of normal business operations that would negatively impact our financial condition and results of operations.

Product recalls, product liability claims, absence or cost of insurance and associated costs could increase governmental scrutiny, divert resources, reduce sales and increase costs and could have a significant adverse effect on our financial condition and adversely affect our business operations, decrease sales and increase costs. Recalls may also increase competitive pressure from our competitors.

Business interruptions could adversely affect our operations. Our operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures and similar events beyond our control. The location of our business is in California extremely close to the Pacific Ocean and weather conditions, earthquakes and tsunamis could adversely impact our ability to operate our business at the current location.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% towards redesigning building space, acquiring equipment and inventory. 5% Wefunder Intermediary fee

---

If we raise: **$500,000**

Use of Proceeds: 40% for redesigning building space, acquiring equipment and inventory; 20% for overhead during construction; 20% for marketing; 15% as a contingency fund. 5% Wefunder Intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round; Pre-money valuation: $1,000,000

Price per share: $1 with a minimum investment amount of $500.

The Company is offering up to 500,000 Preferred Series A Shares.

The Preferred Series A shares have no voting rights. The Preferred Series A shares will receive 66.66 percent of the cash dividends declared by the Board of Directors, until such date that the investors have recouped 125% of their original investment. Thereafter the preferred shares will receive any cash dividends declared by the Board of Directors in proportion to the number of shares currently owned as a percentage of all outstanding Preferred and Common Shares as a whole.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	2,000,000	0	No
Common Stock	3,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Preferred shares have a preference of receiving 66.66% of all dividends paid until investors have been paid 125% of their initial purchase price. Preferred Series A Shareholders will not receive voting rights, but rather will proxy all voting rights to the President of Surf Dog Inc. Preferred Series A Shareholders will receive liquidation preferences over Common Stockholders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Preferred Series A shares have no voting rights. The Preferred Series A shares will receive 66.66 percent of the cash dividends declared by the Board of Directors, until such date that the investors have recouped 125% of their original investment. Thereafter the preferred shares will receive any cash dividends declared by the Board of Directors in proportion to the number of shares currently owned as a percentage of all outstanding Preferred and Common Shares as a whole. Common Stockholders have voting rights, whereas Preferred Stockholders do not have voting rights. The decision to create new classes of stock, or offer more rights to other shareholders can only be made by Common Stockholders, which may limit or dilute the rights of Preferred Series A Stockholders.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Venice Beach Hospitality Inc.
Issue date	11/23/18
Amount	$1,000.00
Outstanding principal plus interest	$1,000.00 as of 01/09/19
Interest rate	0.0% per annum
Current with payments	Yes

Proceeds were used for formation costs and accounting review. There are no terms for this investment, and it will be paid back once Surf Dog Inc. is profitable.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Venice Beach Hospitality Inc.
Amount Invested	$1,000.00
Transaction type	Priced round
Issue date	11/09/18
Relationship	Parent company

Proceeds were used for formation costs and accounting review.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We own and operate a successful Ben & Jerry's Ice Cream franchise on the Venice Beach Boardwalk, the most popular beach in the world, with over 15 million annual visitors. We are now opening a brand new Hot Dog concept right next to our Ben & Jerry's. It will be a unique concept created especially for our Venice Beach location and will be the only Nathan's serving both beef and vegan dogs, and featuring custom premium toppings.

We want to be the 'go to' spot for a fast, affordable, and quality bite to eat on the Venice Boardwalk. Our goal is to operate the most popular Hot Dog Place in California offering the most delicious Nathan's beef dogs and locally sourced vegan dogs. With our perfect location and our extensive franchising experience, we are confident we can achieve these goals over the next 5 years.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Surf Dog Inc. was incorporated in the State of Nevada in November 2018.

Since then, we have:

- Founders have taken two companies public and have a very strong track record.
- Founders own and operate the Ben & Jerry's Ice Cream Franchise on the Venice Beach Boardwalk funded on wefunder!
- There are few well known brands on the Boardwalk that serve quaility food at affordable prices.
- Nathan's Hot Dogs are the original Boardwalk Hot Dog, founded over 100 years ago on Coney Island!
- Offering locally sourced vegan hotdogs (that means there will be something for everyone!).
- Over 15 million people visit Venice Beach each year... most of them hungry and with kids!
- Brand new concept! Offering both Nathan's original Beef Dogs and locally sourced Vegan Dogs. We also plan to offer a variety of exclusive premium toppings

Historical Results of Operations

Our company was organized in November 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended November 30, 2018, the Company had revenues of $0.
- *Assets.* As of November 30, 2018, the Company had total assets of $0, including $0 in cash.
- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilities totaled $505 for 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 48 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Surf Dog Inc. cash in hand is $0, as of December 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $500/month, for an average burn rate of $500 per month. Our intent is to be profitable in 6 months.

The company was formed on November 8, 2018 and has not conducted any operations to date. There have been no material changes from the date of the financial statements.

We anticipate opening the shop in January 2019 with the existing space configuration. This should result in revenue and expenses to the extent that we are successful in attracting customers during the winter months. We have two directors who have agreed to loan funds to the company should there be a shortfall not covered by our equity sale.

While we cannot guarantee it, we predict that our monthly burn rate once open will be $30,000, but we anticipate that we will break even in month three of operations. Burn rate would then be $0.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Surf Dog

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jeanene Morgan
Jeanene Morgan
Klaus Moeller
Michael G Meader

Appendix E: Supporting Documents


Venice Beach Original
Surf Dog

INVEST IN SURF DOG

maximum target met

$0

raised of $0 maximum target from 0 investors

You funded Ben & Jerry's - now own part of a brand new Hot Dog Shop next door!

We own and operate a successful Ben & Jerry's Ice Cream franchise on the Venice Beach Boardwalk, the most popular beach in the world, with over 15 million annual visitors. We are now opening a brand new Hot Dog concept, it will be a unique one off Nathan's concept serving both beef and vegan dogs, and featuring custom premium toppings.

Klaus Moeller
CEO
Genius Brands International Inc. (owners of the Baby Genius Brand), Co-Founder of Globe Photos Inc.


THERE'S A NEW DOG IN TOWN

$ 500 min

REMIND ME (0)

What you are investing in

Priced Round

$1M pre-money valuation

$1.00 per share
Preferred Stock

If you invest, you're betting Surf Dog will be worth more than $1M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$500+
Thomas Hussung limited edition art print with a retail value of $500. Choose any artwork in a 10" by 10" size. These are limited to just 100 prints.

$1,000+
Thomas Hussung limited edition art print with a retail

Why you may want to invest

1. Founders have taken two companies public and have a very strong track record.
2. Founders own and operate the Ben & Jerry's Ice Cream Franchise on the Venice Beach Boardwalk funded on wefunder!
3. There are few well known brands on the Boardwalk that serve quaility food at affordable prices.
4. Nathan's originated on Coney Island Boardwalk in 1916. This completely new and unique concept will be the first West Coast Boardwalk location serving Nathan's famous 100% Beef hot dogs! The world's greatest Hot Dogs!
5. Offering locally sourced vegan hotdogs (that means there will be something for everyone!).
6. Over 15 million people visit Venice Beach each year... most of them hungry and with kids!
7. Brand new concept! Offering both Nathan's original Beef Dogs and locally sourced Vegan Dogs. We also plan to offer a variety of exclusive premium toppings

Our Ambition

We want to be the 'go to' spot for a fast, affordable, and quality bite to eat on the Venice Boardwalk. Our goal is to operate the most popular Hot Dog Place in California offering the most delicious Nathan's beef dogs and locally sourced vegan dogs. With our perfect location and our extensive franchising experience, we are confident we can achieve these goals over the next 5 years.

value of $980. Choose any artwork in a 20" by 16" size. This edition is limited to just 24 prints.

$2,000+
Thomas Hussung limited edition art print with a retail value of $1,980. Choose any artwork in a 22" by 17" size. This edition is limited to 12 prints.

$5,000+
Thomas Hussung limited edition art print with a retail value of $3,000. Choose any two in a 40" by 30" size. This edition is limited to 6 each of the prints.

$10,000+
Contact us for perks!

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main_street

Experience Meets Opportunity


PEACE
CREAM
OPEN
WARNING
ENTER at RIGHT

Hi! I'm Klaus and I've been an entrepreneur my entire life. I have been based in Venice Beach for close to 10 years. My business partner Mike Meader and I have started a couple of companies that have gone public (woohoo!) and most recently we opened the first Ben & Jerry's Ice Cream Shop on the Venice Beach boardwalk. The Scoop Shop opened in April 2018 thanks to funding through a successful Wefunder campaign. The shop is now up and running and we have noticed that the over 15m visitors to the Boardwalk love a fun dining experience but that there is a lack of quality, affordable food options ... which is why we are back on Wefunder and ready for a new venture: bringing quality, affordable food to the worlds busiest beach. This new shop will be a wholly new concept; offering both NATHAN's world famous 100% beef dogs, locally sourced vegan dogs and a variety of amazing premium toppings, unique to our store.

Affordable, Premium Quality & Convenient

After opening Ben & Jerry's, we realized there are a lack of affordable places to eat on Venice Beach Boardwalk. Our Ben & Jerry's customers told us how much they would like an affordable, filling and fast option for lunch, a quick dinner, or a snack on the go. We realized if we could sell quality hot dogs with a side of chips and a soda at a great price we would have a great business that fills the needs of many families visiting the Venice Boardwalk. After several long meetings and focus groups we came up with the idea of a unique concept offering both 100% Beef and Vegan Dogs and are planning some exclusive toppings for our California market. We also have sold 1000s of oversized coffee mugs over the past 9 months which are a steal at just $4.95 - so we will offer a "Hot Dog in a Mug" Happy Meal for just $9.95 that includes a free huge Hot-Dog-Mug with a $14.95 retail value.


VENICE BEACH SURF DOG

Venice Beach Original
Surf Dog

Nathan's

Our Goal: Serve Quality Food at Affordable Prices

Our experience, location, and price points give us confidence this will be a highly successful venture. We are aiming to open in Spring 2019 and are looking to raise up to $500,000 for this project. We anticipate hot dogs selling well year-round and believe we can also add additional income by building a catering business offering these amazing hot dogs to local schools, birthday parties and office buildings (Google, Yahoo, etc. !) We also feel that through Uber Eats, Postmates and other delivery services we can create a substantial off-premise business. Hot Dogs are the ideal food for parties, game nights, etc.

Location, Location, Location

Venice Beach is the worlds most popular beach - it attracts over 15 million annual visitors! With an average temperature of 65/70 degrees, Venice draws in visitors to the Boardwalk year round. Our store is in a high-traffic location, next to our amazing Ben & Jerry's Ice Cream Shop.

Note To Investors: *This offering is being made by Surf Dog Inc., a Nevada corporation. This offering is NOT being made by Nathan's Franchising. As an investor, you may look only to Surf Dog, Inc. for any financial results, annual dividends and information. Nathan's Franchising, Inc. has not authorized or endorsed this offering. Nathan's Franchising, Inc. does not stand behind this offering, and does not assure or guarantee in any way that your investment will be successful.*

Founder


BEN&JERR
PEACE

Klaus Moeller

CEO

Genius Brands International Inc. (owners of the Baby Genius Brand), Co-Founder of Globe Photos Inc.

AND THE REST OF THE TEAM



Jeanene Morgan

CFO

BS Accounting, MBA International Management. Formerly CFO Genius Brands International & Capital Art.



Mike Meader

Co-Founder/President

Interview

− COLLAPSE ALL

WF: What's new about what you're making? How is it different?

SD: So, currently on the Venice Beach Boardwalk there are mostly expensive sit down restaurants and many low quality fast food options. After running Ben & Jerry's for the past year or so, and talking to hundreds of customers, we've come to realize that visitors are looking for a fun dining EXPERIENCE, offering quality and affordable food!

WF: How big is the market?

SD: Venice Beach is the most popular beach and boardwalk in the world - with over 15 million annual visitors a year.

WF: Who are your competitors? How are you different?

SD: There are a couple nice, expensive, places to eat on the boardwalk - always packed, but there are not enough places that are affordable for a family with let's say two or three little kids. We're going to offer an affordable, quality dining option. Something everyone loves, something very American and classic. Simple and straightforward. Quality food at affordable prices - and of course a fun dining experience. In addition to the World Famous NATHAN's 100% Beef Dogs we will feature locally sourced Vegan Hot Dogs and several premium toppings not available elsewhere.

WF: What do you understand about your business that others don't get?

SD: That visitors to the Boardwalk are searching for a quick and affordable bite to eat. Tourists, students and local beach goers are often looking for a convenient meal. Venice Beach is for all kinds of people and we want to make sure no matter your financial situation you can come to the Boardwalk, fill your tummy, and have a great time. We have also realized by running the most fun Ben & Jerry's that people are not simply looking for food or ice cream. They are looking for an experience. Something that makes them smile. Many of our customers take photographs inside or outside our Ben & Jerry's to post on social media. They are having fun!

WF: How will you make money?

SD: We've already secured an amazing location. We'll be offering hot dogs, chips, and soda combos at a great value and anticipate at least 200 clients a day.

WF: How do you acquire customers?

SD: One of the most wonderful things about our business is that we do not need a major marketing budget - our location is everything. Walking down the boardwalk you just can't miss us, we're just right there! Aside from this, running Ben & Jerry's will feed into our customer base.

WF: How will you affect the local community?

SD: We will donate a portion of our profits to various local charities like the Boys & Girls Club, SPY (Safe Place for Youth) and the Venice Family Clinic. We live just a few minutes away from the store, are locally engaged and want to be sure to be good neighbors!

Ask a Question

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RISKS

1 *We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess inventory, spoilage and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.*

2 *Significant increases in the price of raw materials, transportation or labor, if not offset by declines in other input costs, or a reduction or interruption in the delivery of raw materials, supplies and finished products from our vendors could negatively impact our financial results.*

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Surf Dog is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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